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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

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                                       FORM 8-A
                                REGISTRATION STATEMENT
                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                    --------------
                                BASIC U.S. REIT, INC.
                (Exact name of registrant as specified in its charter)


                  MARYLAND                        65-0695958
    (State incorporation or organization)      (I.R.S. Employer
                                             Identification Number)


                             7850 Northwest 146th Street
                                      Suite 308
                                   Miami, FL  33016
          (Address and telephone number of registrant's principal executive offices and place of business)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of each exchange on which
           to be so registered              each class is to be registered

 Common Stock, $0.01 par value per share         American Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be Registered Pursuant to Section 12(g) of the Act:

                                         None
                                   (Title of class)

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          INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          A description of the Registrant's common stock, $0.01 par value per share (the "Common Stock") is incorporated herein by reference to the registrant's Registration Statement on Form S-11 (Registration Statement No. 333-13153) as filed with the Securities and Exchange Commission on October 1, 1996 together with all amendments thereto (the "Registration Statement") and in particular to the statements made in the Prospectus included therein under the captions "Description of Capital of the Corporation" and "Certain Provisions of Maryland Law and of the Amended and Restated Articles of Incorporation and Bylaws."


          A copy of the description of the Common Stock has previously been filed with the American Stock Exchange, Inc.

ITEM 2.   EXHIBITS

          The following exhibits are filed as a part of this Registration
          Statement:

          1. Articles of Amendment and Restatement of the Registrant, incorporated herein by reference to Exhibit 3.1 contained in the Registration Statement.

          2.   Bylaws of the Registrant, incorporated herein by reference to
               Exhibit 3.2 contained in the Registration Statement.

          3. Specimen of the Form of Share Certificate for the Registrant's Common Stock, incorporated herein by reference to Exhibit 4.1 contained in the Registration Statement.


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                                      SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) BASIC U.S. REIT, INC.

Date: November 26, 1996

                                   By: /s/ Terry McCrae
                                       ------------------------------------
                                       Name:  Terry McCrae
                                       Title: Treasurer, Chief Financial Officer
                                              and Vice President-Finance



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